Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2010

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  343

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  0
	    Class C	      $  0
	    Class Y	      $  144


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.09

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
	    Class Y	      $ 0.12


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         3732

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               248
	    Class C               923
	    Class Y		 1770


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 13.32

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 13.01
	    Class C           $ 13.03
	    Class Y	      $ 13.30



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  131

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  - (1)
	    Class C	      $  - (1)
            Class Y	      $  0

            (1) less than $500


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.08

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.01
    	    Class C	      $ 0.01
            Class Y	      $ 0.00


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         5538

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B              9
	    Class C              6
            Class Y		44


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 9.17

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 9.08
	    Class C           $ 9.08
            Class Y	      $ 9.19